UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   January 30, 2023

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 S. Capital of Texas Hwy., Building 1, Suite 330, Austin, Texas 78746

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (512) 716-0808

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	ITI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

On February 2, 2023, Iteris, Inc. (the “Company”) announced that its Board of Directors has appointed Kerry Shiba to serve as the Company’s Senior Vice President and Chief Financial Officer, effective February 3, 2023 (the “Start Date”). Following the Start Date, Mr. Shiba will serve as the Company’s “principal financial officer” and “principal accounting officer” for U.S. Securities and Exchange Commission (the “SEC”) filing purposes.

Mr. Shiba most recently served as Chief Financial Officer of Romeo Power, Inc. (NYSE: RMO) (“Romeo”), from July 2021 until the sale of Romeo to its largest customer. Romeo was a leading independent designer and producer of battery modules and packs primarily used in commercial electric vehicles. From September 2017 until May 2020, Mr. Shiba was Executive Vice President and Chief Financial Officer of Wesco Aircraft Holdings, Inc. (NYSE: WAIR), a distributor and service provider of aircraft hardware and chemicals. From October 2010 until June 2017, Mr. Shiba served as Executive Vice President, Chief Financial Officer and Secretary of Superior Industries International, Inc. (NYSE: SUP), a globally recognized manufacturer of aluminum wheels for the automotive industry. Prior to that, Mr. Shiba served as Senior Vice President, Chief Financial and Restructuring Officer and President of the Original Equipment Business Unit at Remy International, Inc., a leading manufacturer of rotating electrical components for the automotive industry. Earlier in his career, Mr. Shiba served in various roles within the finance and accounting organizations at Kaiser Aluminum Corporation, including as Chief Financial Officer, and at The BF Goodrich Company. Mr. Shiba began his career at Ernst & Ernst, now Ernst & Young, L.L.P., where he served on the audit staff, and later as a consultant. He received bachelor’s degrees in Accounting and Political Science from Baldwin Wallace College.

Mr. Shiba is 68 years old and has no familial relationships with any executive officer or director of the Company. There have been no transactions in which the Company has participated and in which Mr. Shiba had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On January 30, 2023, Mr. Shiba entered into an employment offer letter agreement with the Company (the “Shiba Agreement”). The Shiba Agreement provides that his employment is “at will.” Mr. Shiba’s annual base salary is initially $425,000 and he will also be eligible to participate in the Company’s executive bonus plan, provided that Mr. Shiba’s bonus for the fiscal year ending March 31, 2023 will be $30,000 for the prorated portion of the fiscal year he will have served. Mr. Shiba’s target bonus for the fiscal year ending March 31, 2024 will be 55% of his base salary. The amount of any bonus will be based on the Company’s performance and the achievement of individual goals and objectives.

Mr. Shiba will receive an initial equity grant of 50% restricted stock units (“RSUs”) and 50% options (“Options”) with a total value of approximately $250,000 (the “Initial Grant”). The RSUs vest in two equal annual installments beginning on the second anniversary of the Start Date and the Options vest in four equal annual installments beginning on the first anniversary of the Start Date. Mr. Shiba will also be eligible to receive annual equity grants (the “Annual Grants”) equal to approximately 60% of Mr. Shiba’s base salary and to be granted as part of the Company’s equity award cycle, beginning in the fiscal year ending March 31, 2024. Both the Initial Grant and the Annual Grants are subject to the terms and conditions of the Company’s Amended and Restated 2016 Omnibus Incentive Plan.

Mr. Shiba will be entitled to severance benefits pursuant to the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”). Pursuant to the Severance Plan, if Mr. Shiba’s employment with the Company is terminated without Cause, Mr. Shiba will be entitled to receive salary continuation payments for the 12 months following his termination and reimbursement for the cost of COBRA coverage for a period of up to 12 months following the termination. If Mr. Shiba is terminated without Cause or resigns for Good Reason within 12 months following a Change in Control, he will be entitled to receive a lump sum payment equal to his base salary for 12 months and reimbursement for the cost of COBRA coverage for a period of up to 12 months following his termination. In addition to the benefits pursuant to the Severance Plan, if Mr. Shiba is terminated without Cause or resigns for Good Reason within six months following a Change in Control, he will also be entitled to receive his prorated annual bonus. As used herein, “Cause,” “Good Reason,” and “Change in Control” are each defined in the Severance Plan. All of the separation benefits are conditioned upon Mr. Shiba entering into a general release of claims in favor of the Company and a non-solicitation covenant for one year following the termination of his employment, in addition to non-disparagement and confidentiality provisions.

Immediately prior to the effective time of Mr. Shiba’s appointment, Doug Groves will cease serving as Senior Vice President of Finance and Chief Financial Officer of the Company and will transition to the role of Senior Advisor until June 2, 2023 (the “Separation Date”), specifically to assist with the transition and preparation of the Company’s Annual Report on Form 10-K for the year ending March 31, 2023. Mr. Groves’ separation was not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 30, 2023, in connection with Mr. Groves stepping down as Senior Vice President of Finance and Chief Financial Officer of the Company, the Company and Mr. Groves entered into a letter amendment (the “Groves Amendment”) to his existing employment agreement, dated November 15, 2019. Under the Groves Amendment, and in consideration for serving as Senior Advisor, Mr. Groves will continue to receive the same base salary and employee benefits as set out in his existing employment agreement through his Separation Date, his outstanding performance stock units will continue to vest through June 2023 and he will be eligible to receive an annual bonus for fiscal year 2023.

The foregoing summary of the material terms of the Shiba Agreement and Groves Amendment are subject to the full and complete terms of the agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, hereto and are incorporated herein by reference. A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit	Description
10.1	Employment Agreement, dated January 30, 2023, between Iteris, Inc. and Kerry Shiba.
10.2	Letter Amendment to Employment Agreement, dated January 30, 2023, between Iteris, Inc. and Douglas Groves.
99.1	Press release, dated February 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2023
ITERIS, INC.

	By:	/s/ Joe Bergera
Joe Bergera
Chief Executive Officer